                                                                    EXHIBIT 99.6


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the members of Nooney Rider Trail, LLC:

We have audited in accordance with generally accepted auditing standards, the financial statements of Nooney Rider Trail, LLC included in this registration statement and have issued our report thereon dated March 27, 2001. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The following schedule is the responsibility of the company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



/S/  ARTHUR ANDERSEN LLP

Orange County, California
MARCH 27, 2001

                             NOONEY RIDER TRAIL, LLC
                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                             AS OF DECEMBER 31, 2000


Property Name                  Type           Location              Encumbrances
--------------------------------------------------------------------------------
Nooney Rider Trail, LCC        Office         St. Louis, MO.        $ 3,666,729

                                Initial Cost               Costs Capitalized
                                 to Company            Subsequent to Acquisition
                                     Buildings and             Buildings and
Property Name                Land    Improvements      Land    Improvements
--------------------------------------------------------------------------------
Nooney Rider Trail, LCC   $ 390,220  $ 1,594,070       $ 0      $ 462,662
================================================================================

                                  GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                BUILDINGS AND
Property Name                     LAND          IMPROVEMENTS           TOTAL
--------------------------------------------------------------------------------
Nooney Rider Trail, LCC        $ 390,220        $ 2,056,732        $ 2,446,952
================================================================================

1. The aggregate cost for Federal Income Tax purposes as of December 31, 2000 was approximately $ 2,446,953.

                           ACCUMULATED      DATE OF         DATE     DEPRECIABLE
Property Name             DEPRECIATION    CONSTRUCTION    ACQUIRED     LIFE(2)
--------------------------------------------------------------------------------
Nooney Rider Trail, LCC   $ (1,037,364)       1985        Jan. 1985      30
================================================================================

2. The life to compute depreciation on building is 30 years. The life to compute depreciation on building improvements is 4-30 years.

                                                         NOONEY RIDER TRAIL, LLC
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000


SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR INVESTMENT AND ACCUMULATED DEPRECIATION

The changes in real estate held for investment for the years ended December 31, 2000, 1999, and 1998 are as follows:

                                               Years Ended December 31,
(IN 000'S)                                2000          1999          1998
--------------------------------------------------------------------------------
Balance, beginning of the period:        $2,447        $2,438        $2,389
    Additions during period:
   Acquisitions                              --            --            --
   Improvements                              --             9            49
Deductions during period
   Properties disposed of                    --            --            --
--------------------------------------------------------------------------------
Balance, end of period:                  $2,447        $2,447        $2,438
================================================================================

The changes in accumulated depreciation for the years ended December 31, 2000, 1999, and 1998 are as follows:

                                             Years Ended December 31,
(IN 000'S)                                 2000        1999        1998
-----------------------------------------------------------------------
Balance, beginning of the period:        $  973        $912        $857
    Additions during period:
   Depreciation                              64          61          55
Deductions during period:
   Properties disposed of                    --          --          --
-----------------------------------------------------------------------
Balance, end of period:                  $1,037        $973        $912
=======================================================================